Exhibit 24.1

Power of Attorney
Each of the undersigned officers or directors of Mallinckrodt plc (the “Company”) whose signature appears below constitutes and appoints Peter G. Edwards, Kenneth L. Wagner, and any other person holding the position of General Counsel or Secretary of the Company from time to time, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 with respect to the registration under the Securities Act of 1933, as amended, of ordinary shares of the Company issuable under the Mallinckrodt Pharmaceuticals Stock and Incentive Plan, and any and all amendments to such Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons in their said capacities have signed their names hereto on May 6, 2015:

Signature	Title
/s/Mark C. Trudeau Mark C. Trudeau	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2015
/s/Matthew K. Harbaugh Matthew K. Harbaugh	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2015
/s/Kathleen A. Schaefer Kathleen A. Schaefer	Vice President and Corporate Controller (Principal Accounting Officer)	May 6, 2015
/s/Melvin D. Booth Melvin D. Booth	Chairman of the Board of Directors	May 6, 2015
/s/Don M. Bailey Don M. Bailey	Director	May 6, 2015
/s/David R. Carlucci David R. Carlucci	Director	May 6, 2015
/s/J. Martin Carroll J. Martin Carroll	Director	May 6, 2015
/s/Diane H. Gulyas Diane H. Gulyas	Director	May 6, 2015
/s/Nancy S. Lurker Nancy S. Lurker	Director	May 6, 2015
/s/JoAnn A. Reed JoAnn A. Reed	Director	May 6, 2015
/s/Angus C. Russell Angus C. Russell	Director	May 6, 2015
/s/Virgil D. Thompson Virgil D. Thompson	Director	May 6, 2015
/s/Kneeland C. Youngblood Kneeland C. Youngblood	Director	May 6, 2015
/s/Joseph A. Zaccagnino Joseph A. Zaccagnino	Director	May 6, 2015